UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

HEALTH INSURANCE INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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15438 North Florida Avenue, Suite 201

Tampa, Florida 33613

April 23, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders of Health Insurance Innovations, Inc. (the “Annual Meeting”), which will be held on Wednesday, May 21, 2014, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be held at the Westin Harbour Island located at 725 South Harbour Island Boulevard, Tampa, Florida 33602. The purpose of the Annual Meeting is to consider and vote upon the business described in the accompanying notice of annual meeting of stockholders and the proxy statement.

A formal notice describing the business to come before the Annual Meeting, a proxy statement and a proxy card are enclosed. We have also enclosed our 2013 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2013.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Michael W. Kosloske

Chairman, President and Chief Executive Officer

Enclosures

15438 North Florida Avenue, Suite 201

Tampa, Florida 33613

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2014

The 2014 annual meeting of stockholders of Health Insurance Innovations, Inc. (the “Annual Meeting”) will be held on Wednesday, May 21, 2014, at 10:00 a.m., Eastern Time at the Westin Harbour Island, located at 725 South Harbour Island Boulevard, Tampa, Florida 33602 for the purpose of electing five directors and transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The meeting will not be accessible by any means of remote communication.

Stockholders of record at the close of business on April 16, 2014, are entitled to notice of the Annual Meeting and are entitled to vote at the Annual Meeting in person or by proxy. Only stockholders or their proxy holders are invited to attend the Annual Meeting.

By Order of the Board of Directors

James P. Dietz

Corporate Secretary

Tampa, Florida

April 23, 2014

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as a stockholder of Health Insurance Innovations, Inc., in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at Health Insurance Innovation’s 2014 annual meeting of stockholders (the “Annual Meeting”).

Unless the context requires otherwise, references in this proxy statement to “Health Insurance Innovations,” “HII,” the “Company,” “we,” “us,” or “our” refer to Health Insurance Innovations, Inc. and its consolidated subsidiaries and references to “common stock,” refer collectively to our Class A common stock, $0.001 par value, and Class B common stock, $0.001 par value, together as a single class.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about April 23, 2014.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 21, 2014 10:00 a.m. Eastern Time Westin Harbour Island 725 South Harbour Island Boulevard Tampa, Florida 33602

Items to be Voted Upon	You will be voting on the election of five directors and any other business that is properly brought before the Annual Meeting and at any adjournment or postponement of thereof.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, April 16, 2014. Each share of our Class A common stock and Class B common stock will entitle its holder to one vote on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on the election of directors and on all other matters presented to stockholders for their vote or approval, except as otherwise required by law. As of April 16, 2014, there were 5,169,826 shares of the registrant’s Class A common stock outstanding and 8,566,667 shares of the registrant’s Class B common stock outstanding. As of April 16, 2014, all of our Class B common stock is held by entities that are beneficially owned by our Chairman, President, and Chief Executive Officer, Michael Kosloske. Mr. Kosloske beneficially owned 62.7% of our outstanding common stock on a combined basis as of that date, and has effective control over the outcome of votes on all matters requiring approval by our stockholders.

How to Vote	You may vote in person or by proxy at the Annual Meeting. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on April 16, 2014, the record date for voting. In order to vote in person at the Annual Meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Voting Shares in Fiduciary Account

If you received this proxy statement from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that broker or fiduciary should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct. Please complete, execute and return the proxy card or other instructions in the envelope provided by your broker.

Voting your shares in this manner will not affect your right to vote in person if you decide to attend the Annual Meeting; however, you must first request a legal proxy from your broker or other fiduciary or the enclosed proxy card. Obtaining a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given with respect to your shares.

Brokers generally may vote on routine matters but may not vote on the election of directors or other non-routine matters unless they have received voting instructions from the person for whom they are holding shares. Therefore, if you do not provide directions to your broker as to how you want your shares voted, your broker is not permitted to vote in the election of directors. If there is a non-routine matter presented to stockholders at the Annual Meeting and your broker or fiduciary does not receive instructions from you on how to vote on that matter, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote”.

Proxy Card	If you complete, sign, date and return your proxy card before the Annual Meeting, we will vote your shares as you direct. For the election of directors, you may (1) vote for all of the nominees, (2) withhold your vote for all the nominees, or (3) vote for all of the nominees except those you designate.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

• “FOR” the election of all five nominees for director identified on pages 5 and 6; and

• in our discretion as to other business that properly comes before the Annual Meeting or at any adjournment or postponement thereof.

Changing Your Vote	You can revoke your proxy at any time before it is voted at the Annual Meeting by:

• submitting a new proxy with a later date by signing and returning a proxy card to the Company;

• attending the Annual Meeting and voting in person; or

• sending written notice of revocation addressed to James P. Dietz, our Corporate Secretary, at the address of the Company.

Quorum	A quorum is required to conduct business at the Annual Meeting. A quorum will consist of a majority of the votes entitled to be cast by holders of shares of our common stock at the Annual Meeting. We anticipate that we will have a quorum at our Annual Meeting as we expect Mr. Kosloske and the stockholders beneficially owned by him, which in the aggregate owned shares representing 62.7% of shares of common stock entitled to vote as of the record date, to be present at the meeting.

Votes Required	Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any other matters will be approved by the affirmative vote of the majority of the outstanding shares present at the meeting and entitled to vote on the subject matter at a meeting at which a quorum is present unless a greater number of affirmative votes is required for approval of that matter under our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or the Delaware General Corporation Law.

All votes will be tabulated by an inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. As provided in our Amended and Restated Bylaws, abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted as votes cast and, thus, will have no effect on the election of directors.

Solicitation	We will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We have engaged AST Phoenix Advisors to assist us with the distribution of proxies (but not the solicitation thereof). We expect to pay AST Phoenix Advisors approximately $7,000 for its services. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our Class A common stock. In addition to solicitations by mail, our directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that our Board shall comprise not less than three or more than nine directors. Directors need not be stockholders.

Our Board is currently composed of five members. Vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office or by the sole remaining director. Each director so elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of any substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated.

Nominees for Election for a One-Year Term Expiring at the 2015 Annual Meeting

Michael W. Kosloske (50) Mr. Kosloske, our founder, has served as our President and Chief Executive Officer since we began operations in 2008. Mr. Kosloske has served as our Chairman since 2012. Prior to founding our company, from 1987 to 2007, Mr. Kosloske was president of Health Plan Administrators, Inc., or HPA, a fully-insured niche and individual health insurance company that focused on online sales. In 2005, Mr. Kosloske sold HPA to Independence Holding Company, a New York Stock Exchange-listed holding company engaged in the life and health insurance business, and he remained president of HPA until 2007. Previously, from 1986 to 1987, Mr. Kosloske was marketing manager for Dun & Bradstreet Plan Services, Inc., a third-party administrator in Tampa, Florida. Mr. Kosloske holds a bachelor of science degree in risk management and insurance from Florida State University. Mr. Kosloske is married to our Chief Broker Compliance Officer, Lori Kosloske. Mr. Kosloske provides our Board of Directors with an intimate knowledge of our operations as well as industry knowledge from his considerable experience in the insurance industry.

Paul E. Avery (54) Mr. Avery has served as a director since February 2013. Since January 2013, Mr. Avery has been President and Chief Executive Officer of World of Beer Franchising, Inc. Previously, Mr. Avery served as Chief Operating Officer of OSI Restaurant Partners, Inc. from May 2005 until his retirement in July 2009. He oversaw operation of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Cheeseburger in Paradise, Lee Roy Selmon’s, Ala Carte Pavilion and Outback International. He was promoted to Chief Operating Officer of Outback Steakhouse, Inc. in January 2004 and served as President of Outback Steakhouse, Inc. starting in April 1997. Mr. Avery was elected to the company’s board of directors in 1998 and served until April 2004. He has an Associate Degree in Hotel and Restaurant Management from Middlesex County College and a Bachelor of Science Degree from Kean University, both in New Jersey. Mr. Avery currently serves on the board of directors for Suntrust Bank – Tampa Bay and The Friedreich’s Ataxia Research Alliance (FARA). He is a Trustee for Paul Smith’s College NY. Mr. Avery provides our Board of Directors with insights from his management of large-scale operations as well as an understanding of financial statements.

Anthony J. Barkett (67) has served as a director since March 2013. Mr. Barkett currently serves as vice-president at Amalie Oil Co., an oil company that develops high-quality petroleum products, a position he has held since 1977. At Amalie Oil Co., Mr. Barkett is responsible for overseeing and coordinating activities in accounting, marketing, sales, operations, information technology and administration. He is also responsible for developing and approving internal controls. From 2007 to 2012, Mr. Barkett was a board member of the Florida Hospital Foundation and he is currently a committee member at FARA. Mr. Barkett brings to our Board of Directors his knowledge of internal controls over financial reporting, an understanding of financial statements and experience with diverse aspects of business operations.

Jeffrey Eisenberg (48) has served as a director since November 2013. Mr. Eisenberg is a recognized authority in online marketing, improving online conversion rates, persuasive architecture, marketing tools, web analytics, big data marketing solutions and persona marketing. Since October 2009, Mr. Eisenberg has been a managing partner of Eisenberg Holdings LLC, an investment firm that also provides strategic marketing advice to large and venture-backed enterprises. Mr. Eisenberg served as the Chief Executive Officer and a director of Future Now, Inc., which assisted companies in digital marketing and sales strategies designed to generate more engagements, leads, subscriptions and sales, from October 1998 until the company became a wholly-owned subsidiary of Future Now Group, Inc. in October 2007. From October 2007 through September 2009, Mr. Eisenberg was the Chief Executive Officer and a director of Future Now Group, Inc., which was a public company during such time. Mr. Eisenberg also served as Chief Executive Officer of Persuasion Architecture, Inc. from 2003 through September 2009. Mr. Eisenberg has co-authored two New York Times bestselling books about digital marketing. Mr. Eisenberg provides our Board of Directors valuable insight and perspective in streamlining our online marketing strategy to generate more leads, subscriptions and sales.

Paul G. Gabos (49) has served as a director since August 2013. Mr. Gabos was the Chief Financial Officer from June 1997 until December 2012 of Lincare Holdings Inc., a home healthcare services company that was NASDAQ listed until its acquisition in August 2012. Prior to his service as Chief Financial Officer, Mr. Gabos was employed by Lincare in positions of increasing responsibility for an additional five years. Since 2002, Mr. Gabos has been a member of the Board of Directors of MEDNAX, Inc. (NYSE: MD), a neonatal and anesthesia physician practice management company, where he serves as Audit Committee Chairman and a member of the Executive Committee of the Board. Since 2007, he has also been a member of the Board of Directors of privately-held Life Line Screening Holdings, LLC. Prior to his employment with Lincare, he was with Dean Witter Reynolds Inc. and also worked for Coopers & Lybrand. Mr. Gabos holds a B.S. in Economics from The Wharton School of the University of Pennsylvania. Mr. Gabos provides the Board with years of financial reporting experience in the healthcare industry, knowledge of healthcare, and familiarity with the operation of company boards of directors and their committees.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

Principles and Governance Guidelines

The Board has adopted and adheres to Corporate Governance Guidelines and a Code of Business Conduct and Ethics that the Board and senior management believe represent sound practices. We have a longstanding belief that ethical behavior and respect for the law are fundamental to our culture and our business practices. It is the foundation of the policies and practices of our Code of Business Conduct and Ethics to manage our Company with integrity and in our stockholders’ best interests. We are committed to conducting our business in strict compliance with both the letter and the spirit of the law and with the highest standards of professional and ethical conduct. Each director, officer and employee is responsible for conducting our business in adherence to these high standards. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on the Investor Relations section of our website at www.hiiquote.com. We regularly post or otherwise make available information on the Investor Relations section of our website that may be important to investors. Information on or linked from our website does not constitute a part of this proxy statement.

Controlled Company

We are a “controlled company” under NASDAQ rules because more than 50% of our voting power is controlled by Mr. Kosloske. Therefore, we are exempt from NASDAQ rules requiring (1) a majority of independent directors on our Board, (2) that the compensation of our executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (3) that nominees for director be selected or recommended for selection by a majority of the independent directors or a committee composed solely of independent directors. Nevertheless, a majority of our Board is currently comprised of independent directors under the NASDAQ rules. Presently, our Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors.

Director Independence

A majority of our Board is comprised of independent directors, as determined under NASDAQ rules. Our current independent directors are Messrs. Avery, Barkett and Gabos. It is expected that a majority of our Board will continue to be comprised of independent directors, as determined under NASDAQ rules, following the Annual Meeting.

Board Leadership Structure

We believe that the Board’s leadership structure at any time should reflect both the Company’s needs, as well as the unique talents and availability of the Board’s members. Consequently, the Chairman of the Board and Chief Executive Officer positions are currently held by a single person, Mr. Kosloske. We believe that Mr. Kosloske holding these positions currently enables us to best access the insights and industry experience of Mr. Kosloske and ensures that management’s insight is directly available to the directors in their deliberations. Because Mr. Kosloske serves both as our Chairman of the Board and Chief Executive Officer, we also have a lead independent director, which is currently Mr. Gabos.

Risk Oversight

We face a variety of risks, including operational, liquidity, legal and credit risks, and risk oversight plays a role in all major board decisions. The Board oversees our risk management process and reviews the risks we face on an ongoing basis. The Board also delegates certain of its risk oversight functions to the Audit Committee and to the Nominating and Corporate Governance Committee. In this regard, one of the Audit Committee’s responsibilities involves overseeing our policies regarding risk assessment and risk management of our internal controls and financial reporting. One of our Nominating and Corporate Governance Committee’s responsibilities is evaluating reported concerns about compliance with our Code of Business Conduct and Ethics. Additionally, the Board receives regular reports from senior management, which meets regularly to identify and address significant risks.

Board Meetings and Committees

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Acquisition Committee. All of the directors attended 75% or more of the combined total meetings of the Board and the committees on which they served during 2013. We encourage our directors to attend annual meetings of our stockholders. The Annual Meeting is our inaugural meeting since completion of our initial public offering (“IPO”) in February 2013.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2013:

	Board	Audit	Corporate Governance	Compensation	Acquisition
Paul E. Avery	Member	Member	Member	Member
Anthony J. Barkett	Member	Member	Member	Chair	Member
Jeffrey Eisenberg	Member
Paul G. Gabos	Member	Chair	Chair	Member	Member
Michael W. Kosloske	Chair				Chair
Number of Meetings	11	5	3	5	0

Audit Committee

Our Audit Committee, which consists of Messrs. Gabos (Chair), Avery and Barkett, assists the Board in overseeing our accounting and financial reporting processes and the audit of our financial statements. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Board has determined that Mr. Gabos qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC and that Messrs. Gabos, Avery and Barkett are independent as defined by NASDAQ and SEC rules and have an understanding of financial statements as required by NASDAQ rules. The Audit Committee has a written Audit Committee Charter which can be found on the Investor Relations section of our website at www.hiiquote.com.

Compensation Committee

Our Compensation Committee consists of Messrs. Barkett (Chair), Avery and Gabos. Our Compensation Committee is responsible for setting our overall compensation policy, and reviews and determines the compensation paid to our executive officers and directors. The Compensation Committee annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The Compensation Committee also periodically reviews and has the authority to determine and approve all other senior executive officer compensation. Our Compensation Committee also reviews and recommends to our Board incentive compensation and equity-based plans that are subject to Board approval. Messrs. Avery, Barkett and Gabos qualify as independent as defined by NASDAQ and SEC rules. The Compensation Committee has a written Compensation Committee Charter which can be found on the Investor Relations section of our website at www.hiiquote.com.

The Compensation Committee may form and delegate authority and responsibilities to any subcommittee or any member of the Compensation Committee for any purpose that the Compensation Committee deems appropriate. The Compensation Committee has the authority to retain outside professionals, consultants or advisors as it determines appropriate to assist in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for our executive officers and directors, and to approve the outside consultant’s or advisor’s fees and other retention terms. The Company’s Chief Executive Officer and Chief Financial Officer recommend to the Compensation Committee salary, annual bonus or other compensation elements, but neither is present during voting or deliberations relating to his compensation.

Management retained Pearl Meyer & Partners (“PM&P”) in 2012 to advise on the design of cash and equity compensation programs for our directors and executive officers. This engagement included a consideration of amounts and awards payable to individual executive officers as well as to non-executive directors. PM&P’s engagement continued into 2013 and its advice and recommendations were communicated by management to our Compensation Committee following its formation. At the time of its engagement and as of the date of this proxy statement, PM&P and its professionals provided no services to the Company other than the consulting services described above, owned no stock of the Company and maintained policies and procedures designed to prevent conflicts of interest. In addition, the fees received by PM&P for its consulting services to the Company are not a significant percentage of the revenues of that entity.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Gabos (Chair), Avery and Barkett. The Nominating and Corporate Governance Committee’s responsibilities include: evaluating the governance of our Board and its committees and recommending director committee appointments; evaluating and recommending candidates for election to our Board including any stockholder nominees; reviewing and overseeing our Code of Business Conduct and Ethics; and performing any other activities the committee deems appropriate, are set forth in the Corporate Governance Guidelines or are requested by the Board. Messrs. Gabos, Avery and Barkett qualify as independent as defined by NASDAQ and SEC rules. The Nominating and Corporate Governance Committee has a written Nominating and Corporate Governance Committee Charter which can be found on the Investor Relations section of our website at www.hiiquote.com.

Acquisition Committee

Our Acquisition Committee consists of Messrs. Kosloske (Chair), Barkett and Gabos. The Acquisition Committee consults with the officers of the Company to evaluate and approve certain acquisitions and equity investments, and any policy relating to the consummation by the Company of acquisition and equity investments in entities that are not affiliated with the Company that may from time to time be adopted by the Board.

DIRECTOR NOMINATION PROCEDURES

The Nominating and Corporate Governance Committee assists our Board in identifying director nominees consistent with criteria established by our Board. The Nominating and Corporate Governance Committee does not have a policy with regard to consideration of director candidates recommended by stockholders because our Amended and Restated Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, Mr. Kosloske, who beneficially owns a majority of the shares of our common stock, possesses the power to elect all of the members of our Board.

Generally, nominees for director are identified and suggested to the Nominating and Corporate Governance Committee by the members of the Board or management using their business networks and evaluation criteria they deem important, which may or may not include diversity. The Board and the Nominating and Corporate Governance Committee have not considered the diversity of, or established any specific minimum experience or diversity qualifications for, director candidates. There are no new director candidates for the Annual Meeting of stockholders since all directors standing for re-election are current directors.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders to communicate with the directors. For more information, please see the Investor Relations section of our website at www.hiiquote.com.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP (“E&Y”) served as our independent registered certified public accounting firm for 2013. The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered certified public accounting firm for 2014. Representatives of Grant Thornton, who will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. E&Y will not have any representatives present at the Annual Meeting.

Change in Independent Registered Certified Public Accounting Firm

On April 14, 2014, the Audit Committee dismissed E&Y as our independent registered certified public accounting firm. E&Y’s audit reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years, and through the period ending on April 14, 2014, the date on which we retained Grant Thornton, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements.

In our Annual Report on Form 10-K for the year ended December 31, 2012, our management identified a material weakness in our controls over the design and operation of the financial statement close process. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, we remediated this material weakness as of December 31, 2013. The subject matter of this material weakness was discussed by our management and the Audit Committee with E&Y. The Audit Committee has authorized E&Y to respond fully to inquiries of Grant Thornton concerning the subject matter of this material weakness.

During our two most recent fiscal years, and through the date of its retention, Grant Thornton was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered or our previously disclosed material weakness.

Fees Paid to Independent Registered Certified Public Accounting Firm in 2013 and 2012

Our Audit Committee Charter requires that the Audit Committee be solely and directly responsible for the appointment, compensation, evaluation and oversight of the work of the independent auditors, including but not limited to, approving fees, evaluating the scope of the audit and pre-approving all audit and non-audit services. Aggregate fees for professional services rendered by E&Y to us for work performed during the fiscal years ended December 31, 2013 and 2012 were as follows (in millions):

Type of Fees	2013	2012
Audit Fees*	$0.70	$1.58
Audit-Related Fees	—	—
Tax Fees**	—	0.01
All Other Fees	—	—

Total	$0.70	$1.59

*	The 2013 and 2012 audit fees are composed of fees for professional services related to the audit of our annual financial statements and review of financial statements included in our SEC filings.
**	2012 tax fees are composed of fees for professional services rendered in relation to our reorganization.

Pre-Approval of Services

The Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm as the need arises and following consideration of the material facts and circumstances surrounding a proposed engagement. Consideration and approval of such services occurs at Audit Committee meetings. The Audit Committee has not delegated the authority to approve the audit, audit-related, tax and other services to its individual members. None of the non-audit services were reported to and approved by the Audit Committee after the provision of services.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing our financial statements and for the public reporting process. E&Y, our independent registered certified public accounting firm for 2013, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2013. The Audit Committee has discussed with E&Y the matters that are required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. E&Y has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with E&Y that firm’s independence. Based on the considerations and the discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2013 be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

THE AUDIT COMMITTEE

Paul Gabos, Chair

Paul E. Avery

Anthony J. Barkett

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2014 (based on shares of Class A common stock and Class B common stock outstanding), by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock,

•	each of our directors and director nominees,

•	each of our named executive officers, and

•	all current directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. At April 1, 2014, we had 5,169,826 shares of Class A common stock outstanding and 8,566,667 shares of Class B common stock outstanding.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(1)
Name of Beneficial Owner	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Michael W. Kosloske(2)(3)(4)	8,619,267	62.7%	8,566,667	100%	62.9%
James P. Dietz(2)(4)	14,427	*	—	*	*
Michael A. Petrizzo, Jr.(2)(4)	25,000	*	—	*	*
Michael D. Hershberger(2)(4)	130,762	2.5%	—	*	1.0%
Paul E. Avery(2)(4)	5,020	*	—	*	*
Anthony J. Barkett(2)(4)	1,000	*	—	*	*
Jeffrey Eisenberg(2)(4)	—	*	—	*	*
Paul G. Gabos(2)(4)	5,000	*	—	*	*
All executive officers and directors as a group (13 persons)(5)	8,850,946	64.4%	8,566,667	100%	64.5%
Huber Capital Management, LLC(6)	1,381,703	26.7%	—	*	10.0%
First Investors Management Company, Inc.(7)	463,300	9.0%	—	*	3.3%
Visium Asset Management, LP(8)	415,000	8.0%	—	*	3.0%

*	Less than 1.0%
(1)	Except as otherwise required by law, holders of Class A common stock and Class B common vote together as a single class with each share of either class entitled to one vote.
(2)	The business address for Messrs. Kosloske, Dietz, Petrizzo, Hershberger, Avery, Barkett, Eisenberg and Gabos is Health Insurance Innovations, Inc., 15438 N. Florida Ave., Suite 201, Tampa, Florida 33613.
(3)	The shares of Mr. Kosloske include 52,600 shares of Class A common stock granted under our Long Term Incentive Plan. Mr. Kosloske’s shares also consist of 8,480,000 shares of Class B common stock held of record by Health Plan Intermediaries, LLC (“HPI”) and 86,667 shares of Class B common stock held by Health Plan Intermediaries Sub, LLC (“HPIS”). Mr. Kosloske is the primary manager of HPI, and has sole voting and dispositive power over the shares held by HPI. HPI is the sole managing member of HPIS and has sole voting and dispositive power over the shares held by HPIS. Mr. Kosloske, by virtue of his control of HPI and HPI’s control of HPIS, is deemed to beneficially own all the shares of Class B common stock held of record by each of HPI and HPIS. The shares of Class B common stock, together with the Series B Membership Interests of Health Plan Intermediaries Holdings, LLC, our operating subsidiary, are exchangeable, at Mr. Kosloske’s election, for equal number of shares of Class A common stock. This exchange right is currently effective and has no expiration date. The shares of Mr. Kosloske also include 8,900 shares owned by Mr. Kosloske’s wife, Lori Kosloske.
(4)	The shares for certain of our executive officers include awards of restricted shares of Class A common stock that have not vested as of April 1, 2014: Mr. Petrizzo–25,000 shares and Mr. Dietz–14,427 shares. The shares for certain of our directors exclude the following stock appreciation rights that have vested as of April 1, 2014 or will vest within 60 days thereafter because their exercise price is higher than the closing price of the Company’s Class A common stock on April 1, 2014: Mr. Avery–20,000 stock appreciation rights; Mr. Barkett–20,000 stock appreciation rights and Mr. Gabos–10,000 stock appreciation rights.
(5)	The shares for all current executive officers and directors as a group include 80,164 unvested restricted shares.
(6)	Based solely on information obtained from a Schedule 13G/A filed by Huber Capital Management, LLC (“Huber Capital”) with the SEC on or about April 9, 2014 and without independent investigation of the disclosure contained therein. The business address of Huber Capital is 2321 Rosecrans Avenue, Suite 3245, El Segundo, California, 90245. Huber Capital beneficially owns and possesses the sole right to dispose 976,625 shares. Unidentified persons or individuals other than Huber Capital share the right to vote 145,313 beneficially owned shares and possess the right to vote 547,244 beneficially owned shares.

(7)	Based solely on information obtained from a Schedule 13G filed by First Investors Management Company, Inc. with the SEC on or about February 12, 2014 and without independent investigation of the disclosure contained therein. The business address of First Investors Management Company, Inc. is 40 Wall Street – 10th Floor, New York, New York, 10005.
(8)	Based solely on information obtained from a Schedule 13G/A filed by Visium Asset Management, LP with the SEC on or about February 14, 2014 and without independent investigation of the disclosure contained therein. The business address of Visium Asset Management, LP is 888 Seventh Avenue, New York, New York 10019. Reported amounts include the beneficial ownership of Visium Balanced Master Fund, Ltd., JG Asset, LLC and Jacob Gottlieb. Voting power for all beneficially owned shares is shared among the beneficial owners. The address for Visium Balanced Master Fund, Ltd., JG Asset, LLC and Jacob Gottlieb is the same as Visium Asset Management, LP.

EXECUTIVE COMPENSATION

We are led by a team of executives that is chosen by the Board. Currently, we have six executive officers. Set forth below is biographical information for our executive officers other than Mr. Kosloske, whose biographical information is included with the biographical information of our directors.

James P. Dietz (49) has served as our Executive Vice President, Chief Financial Officer and Secretary since November 2013. Previously he served as our Senior Vice President of Finance and Business Development beginning April 2013 and, during March and April 2013, was engaged by us as a Consultant. Mr. Dietz served as President and Chief Executive Officer of NanoScale Corporation, a manufacturer of specialty materials, from May 2012 until December 2012, in connection with that company’s turnaround efforts. Mr. Dietz served as Chief Financial Officer from July 2011 to April 2012 and served as Vice President of Finance and Accounting from May 2010 to July 2011 for Parabel, Inc. (formerly known as PetroAlgae Inc.) (OTCBB:PALG), a provider of technology and solutions that utilize biomass derived from micro-crops. From January 2008 through April 2010, Mr. Dietz served as a financial officer of companies engaged in start-up or turn-around efforts in the real estate industry. These companies included U.S. Capital Holdings, LLC (Chief Financial Officer, May 2009 to April 2010), PACT, LLC (Vice President – Finance and Business Development, May 2008 to May 2009), and American Leisure Group (Chief Financial Officer, January 2008 to April 2008). From 1995 until December 2007, Mr. Dietz served as Chief Financial Officer of residential community developer WCI Communities, Inc. (NYSE: WCI), and various predecessor companies. In August 2007, shareholders at WCI approved a new composition for WCI’s board of directors that resulted from a proxy contest between WCI and affiliates of Carl Icahn. Mr. Dietz resigned as WCI’s chief financial officer in December 2007. WCI filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on August 4, 2008, from which it emerged on August 31, 2009. From 1993 to 1995, Mr. Dietz managed asset-backed financing originations for GTE Leasing Corporation (a subsidiary of GTE, a predecessor to Verizon Communications). He began his professional career with Arthur Andersen & Co where he worked for six years in positions of increasing seniority. Mr. Dietz has served as director of Global Income Trust since November 2009. Mr. Dietz earned a B.A. in accounting and economics from the University of South Florida in 1986. Mr. Dietz is a certified public accountant.

Michael A. Petrizzo, Jr. (44) has been our Executive Vice President and General Counsel since October 2013. Prior to joining the Company, Mr. Petrizzo practiced law at the firm of Stevens & Lee P.C. from October 2011 through October 2013 and at Reed Smith LLP from January 2007 to October 2011, specializing in M&A, general corporate and insurance regulatory matters. He previously held in-house counsel positions with American International Group, Inc. and White Mountains Insurance Group, Ltd. In addition, Mr. Petrizzo has practiced law in several other law firms. Mr. Petrizzo holds a B.S. in business from the State University of New York at Buffalo, a J.D. from Villanova University School of Law, a LL.M. in tax from New York University School of Law and a M.B.A. in finance and marketing from New York University’s Leonard N. Stern School of Business.

Lori Kosloske (38) has served as our Chief Broker Compliance Officer since 2008. Previously, Mrs. Kosloske served as our Vice President from 2011 to 2012 and our Vice President of Special Markets from

2008 to 2011. Prior to joining us, Mrs. Kosloske worked as a reinsurance broker at MarketRe (now ParkRe), a reinsurance brokerage company. From 1998 to 2003, Mrs. Kosloske held various positions at Innovative Insurance Group (InnRe), a reinsurance managing general underwriter, where she served as senior underwriter beginning in 2002. Mrs. Kosloske holds a bachelor of business administration degree from Temple University.

Gary Raeckers (72) has been our Chief Operating Officer since 2010 and has served as a director from February 2013 to August 2013. From 2002 to 2004, Mr. Raeckers served as chief operating officer of HPA under the leadership of Mr. Kosloske. From 2009 to 2010, Mr. Raeckers served as the director of operations of Premier Administrative Solutions, where he was responsible for administration, customer service and claims processing. Prior to that, from 2005 to 2009, he served as chief operating officer and chief financial officer of Special Markets Insurance Consultants, Inc. From 2004 to 2005, Mr. Raeckers served as senior vice president of Advantec Solutions, Inc. where he was responsible for benefit administration. Prior to his service with HPA, from 1974 to 2002, Mr. Raeckers served in varying capacities, including chief executive officer and chief operating officer, at Health Plan Services, Inc. and its predecessor company, Plan Services Inc. From 1978 to 1994, Plan Services, Inc. was a wholly owned subsidiary of Dun & Bradstreet Plan Services, Inc.

Joan Rodgers (51) has served as our Chief Accounting Officer since November 2012 and our Treasurer since December 2013. Prior to joining us, Ms. Rodgers held various titles from 2007 to 2012 at Quality Distribution, Inc. (“Quality”), which operates the largest chemical bulk tank truck network and is the largest provider of intermodal tank container and depot services in North America. While at Quality, Ms. Rodgers served as director of financial reporting, director of investor relations and director of internal audit. From 2005 to 2007, Ms. Rodgers served as manager of corporate accounting and SEC compliance for Syniverse Technologies, Inc., a global leader in mobile interoperability and communications. Prior to that, Ms. Rodgers served as vice president at Communications Equity Associates, LLC, an advisory and banking services firm, from 1998 to 2005 where she was responsible for capital funding activities for construction projects and financial reporting for subsidiaries. She served as an audit associate at PricewaterhouseCoopers, LLP from 1996 to 1998. In addition, Ms. Rodgers was an adjunct instructor at the University of South Florida’s School of Accountancy from 1998 to 2005 where she taught financial accounting, management accounting and federal income tax. Ms. Rodgers holds a bachelor of science degree and master of accountancy degree from the University of South Florida. Ms. Rodgers serves on the board of directors for the Tampa Chapter of Financial Executives International. She is a certified public accountant.

Summary Compensation Table

The following table sets forth the total compensation of our Chief Executive Officer, our two other most highly compensated executive officers and one additional officer (the “Named Executive Officers”) for 2013 and 2012.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)		Option Awards ($)(1)(3)	All other Compensation ($)		Total ($)
Michael W. Kosloske	2013		562,500	—		1,602,000	(4)	—	—		2,164,500
President and Chief Executive Officer	2012		400,000	—		—		—	—		400,000

James P. Dietz	2013	(5)	159,231	—		175,000		229,723	45,570	(6)	609,524
Executive Vice President, Chief Financial Officer, and Secretary	2012		—	—		—		—	—		—

Michael A. Petrizzo, Jr.	2013	(7)	99,653	50,000	(7)	293,750		790,118	—		1,233,521
Executive Vice President and General Counsel	2012		—	—		—		—	—		—

Michael D. Hershberger	2013	(8)	219,098	—		3,201,600		—	—		3,420,698
Senior Vice President–Finance and Business Development	2012		179,760	—		—		—	—		179,760

(1)	The assumptions used in determining the compensation expense under Financial Accounting Standards Board ASC 718 (“ASC 718”) can be found in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	Stock Awards amounts equal the aggregate grant date fair value pursuant to ASC 718 for the restricted stock grants in 2013.
(3)	Option Awards amounts include the aggregate grant date fair value pursuant to ASC 718 for stock appreciation rights granted in 2013.
(4)	Mr. Kosloske’s stock award represents an award of 155,000 shares of Class A common stock that were fully vested upon grant.
(5)	Mr. Dietz joined the Company on April 28, 2013 as Senior Vice President–Finance and Business Development. He was appointed Executive Vice President, Chief Financial Officer and Secretary on November 7, 2013.
(6)	Prior to becoming an employee of the Company, Mr. Dietz provided consulting services in 2013 for which he was paid a total of $45,000 and reimbursed $570 for expenses.
(7)	Mr. Petrizzo joined the Company on October 28, 2013. He received a signing bonus of $50,000.
(8)	Mr. Hershberger served as our Chief Financial Officer, Secretary and Treasurer during 2012 and 2013 through November 7, 2013, at which time he became our Senior Vice President–Finance and Business Development.

Narrative Disclosure

Our Named Executive Officers have employment agreements that govern their base pay and non-equity incentive plan compensation. Mr. Kosloske’s employment agreement became effective February 8, 2013 upon the pricing of the Company’s IPO. Mr. Dietz and Mr. Petrizzo joined the Company during 2013 and their compensation, including restricted stock and stock appreciation rights (“SARs”) awards, reflect their respective employment agreements entered into when they joined the Company. Mr. Hershberger’s initial employment agreement became effective February 8, 2013 upon the pricing of the Company’s IPO. We entered into a new employment agreement with him on November 7, 2013 upon his assumption of a new position. None of our Named Executive Officers were paid cash bonuses based on 2013 performance. Additional information regarding the compensation arrangements of each Named Executive Officer follows.

Michael W. Kosloske. Effective February 8, 2013, we entered into an employment agreement with Mr. Kosloske with a term beginning on that date and ending on December 31, 2013. Unless prior written notice of termination is given by either party prior to its expiration date, the term of the agreement will be automatically extended for successive one-year periods. Under his agreement, Mr. Kosloske is entitled to an annual salary of not less than $400,000 and is eligible to participate in our long term incentive plan in accordance with its terms. In the event that the we determine not to extend Mr. Kosloske’s agreement, terminate Mr. Kosloske’s employment without cause or Mr. Kosloske terminates his employment for good reason (as defined in the agreement), Mr. Kosloske will be entitled to an amount equal to two times the sum of his annual base salary and the greater of (i) his most recently earned annual bonus and (ii) his average annual bonus earned in the three most recently completed calendar years, payable in 24 equal monthly installments beginning on the termination date, provided that Mr. Kosloske executes a general release in our favor. Good reason includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits or a material breach by the Company of the agreement that remains uncured following notice of the breach. Mr. Kosloske is subject to non-competition, non-disparagement and non-solicitation covenants that expire 24 months following termination of his employment. Mr. Kosloske is not entitled to any change in control benefits. On March 8, 2013, Mr. Kosloske’s salary was increased to $595,000 as part of the Compensation Committee’s annual executive compensation review. On December 9, 2013, Mr. Kosloske was granted 155,000 shares of Class A common stock that were fully vested upon grant.

James P. Dietz. We entered into a new employment agreement with Mr. Dietz with a term beginning on his appointment as our Executive Vice President, Chief Financial Officer and Secretary on November 7, 2013 and

ending on November 7, 2014. Unless prior written notice of termination is given by either party prior to the expiration date, the term of the agreement will be automatically extended for successive one-year periods. Under the agreement, Mr. Dietz is entitled to an annual salary of $275,000 and is eligible to participate in the Company’s long-term incentive plan, to annual bonus awards and other employee benefits in accordance with their terms. In the event that the Company determines not to extend Mr. Dietz’s agreement, terminates Mr. Dietz’s employment without cause or Mr. Dietz terminates his employment for good reason, Mr. Dietz will be entitled to an amount equal to six months base salary payable in six equal monthly installments beginning on the termination date, provided that Mr. Dietz executes a general release in HII’s favor. Good reason includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits, a material breach by the Company of the agreement that remains uncured following notice of the breach or relocation of principal place of employment. Mr. Dietz is subject to non-competition and non-solicitation covenants that expire 24 months following termination of employment and to confidentiality obligations. In connection with his appointment, Mr. Dietz was awarded 50,000 stock-settled stock appreciation rights with an exercise price of $12.02 that vest in increments of 20%, 20%, 20% and 40% on the anniversaries of the grant date, subject to acceleration upon a change in control and certain termination events.

On April 29, 2013, Mr. Dietz entered into an employment agreement to serve as Senior Vice President of Finance and Business Development pursuant to which he was entitled to receive $225,000 annual base salary. This agreement was superseded by our subsequently executed agreement with Mr. Dietz. On May 16, 2013, Mr. Dietz was granted 14,427 shares of restricted stock that vest in increments of 20%, 20%, 20% and 40% on the anniversary dates of the grant.

Michael A. Petrizzo, Jr. On October 7, 2013, we entered into an employment agreement with Mr. Petrizzo to serve as our Executive Vice President and General Counsel commencing on October 28, 2013 and ending on October 28, 2014. Unless prior written notice of termination is given by either party prior to the expiration date, the term of the agreement will be automatically extended for successive one-year periods. Under his agreement, Mr. Petrizzo is entitled to an annual salary of $275,000 plus a signing bonus in the amount of $50,000 and is eligible to participate in the Company’s long-term incentive plan, to annual bonus awards and other employee benefits in accordance with their terms. In the event that the Company terminates Mr. Petrizzo’s employment without cause or Mr. Petrizzo terminates his employment for good reason, Mr. Petrizzo will be entitled to an amount equal to his base salary payable in twelve equal monthly installments beginning on the termination date, provided that Mr. Petrizzo executes a general release in our favor. Good reason includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits, a material breach by the Company of the agreement that remains uncured following notice of the breach or relocation of principal place of employment. Mr. Petrizzo is subject to non-competition and non-solicitation covenants that expire 24 months following termination of employment and to confidentiality obligations. Also, pursuant to his agreement, on October 28, 2013, Mr. Petrizzo was granted SARs covering 175,000 shares of common stock with an exercise price of $11.75, the closing price of HII’s common stock on the grant date, and 25,000 shares of restricted stock. The SARs and restricted stock each vest in increments of 20%, 20%, 20% and 40% on the anniversary dates of the grant, subject to acceleration upon a change in control and certain termination events.

Michael D. Hershberger. We entered into a new employment agreement with Mr. Hershberger with a term beginning on the date of his appointment as our Senior Vice President–Finance and Business Development on November 7, 2013 and ending on November 7, 2014. Unless prior written notice of termination is given by either party to an agreement prior to the expiration date, the term of the agreement will be automatically extended for successive one-year periods. Under the agreement, Mr. Hershberger is entitled to an annual salary of $200,000 and is eligible to participate in the Company’s long-term incentive plan, to annual bonus awards and other employee benefits in accordance with their terms. In the event that the Company determines not to extend Mr. Hershberger’s agreement, terminates Mr. Hershberger’s employment without cause or Mr. Hershberger terminates his employment for good reason, Mr. Hershberger will be entitled to an amount equal to 12 months base salary payable in 12 equal monthly installments beginning on the termination date, provided that Mr. Hershberger executes a general release in HII’s favor. Under the agreement, good reason includes certain changes in the responsibilities or duties, reductions in salary or a material reduction in benefits and a material breach by the Company of the agreement that remains uncured following notice of the breach. Mr. Hershberger is subject to non-competition and non-solicitation covenants that expire 24 months following termination of employment and confidentiality obligations. Mr. Hershberger had previously received a grant of restricted stock for which 240,000 shares remained unvested. Of these unvested shares, 80,000 shares vested upon Mr. Hershberger’s succession on November 7, 2013 and the remaining 160,000 shares were cancelled.

Effective February 8, 2013, we entered into an employment agreement with Mr. Hershberger to act as our Chief Financial Officer, Secretary and Treasurer with a term beginning on the effective date of the agreement and ending on December 31, 2013. Under this agreement, Mr. Hershberger was entitled to an annual salary of $200,000 and was eligible to participate in our long term incentive plan in accordance with its terms. Mr. Hershberger’s employment agreement also provided for the award to Mr. Hershberger of restricted shares of our Class A common stock in an amount equal to 3% of the Company’s enterprise value as determined immediately following the IPO. For this award, Mr. Hershberger was granted 400,000 shares, 20% of which were schedule to vest on August 13, 2013 and 20% of which were schedule to vest on October 1 of each of 2013, 2014, 2015 and 2016, subject to Mr. Hershberger’s continued employment through the relevant vesting date. This agreement was superseded by the agreement with Mr. Hershberger on November 7, 2013.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information on the holdings of stock options and stock awards by the named executives at December 31, 2013. This table includes unexercised and unvested SARs awards and unvested stock awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares that have not Vested (#)(2)	Market Value of Shares of Stock that have not Vested ($)(3)
Michael W. Kosloske(4)	—	—	—	—	—	—	—
James P. Dietz	—	50,000	12.02	11/7/2020	—	—	—
	—	—	—	—	5/16/2013	14,427	148,857
Michael A. Petrizzo, Jr.	—	175,000	11.75	10/28/2020	—	—	—
	—	—	—	—	10/28/2013	25,000	252,750
Michael D. Hershberger(4)	—	—	—	—	—	—	—

(1)	Reported amounts are stock appreciation rights granted under the HII Long-Term Incentive Plan. Mr. Dietz’s unvested SARs vest 20%, 20%, 20% and 40% on each November 7th beginning November 7, 2014. Mr. Petrizzo’s unvested SARs vest 20%, 20%, 20% and 40% on each October 28th beginning October 28, 2014.
(2)	Reported amounts are unvested shares of restricted stock granted under the HII Long-Term Incentive Plan. Mr. Dietz’s unvested shares of restricted stock vest 20%, 20%, 20% and 40% on each May 16th beginning May 16, 2014. Mr. Petrizzo’s unvested shares of restricted stock vest 20%, 20%, 20% and 40% on each October 28th beginning October 28, 2014.
(3)	Market value was determined by multiplying the number of shares set forth in the preceding column by $10.11, the closing price of HII’s common stock as reported on the NASDAQ Global Market on December 31, 2013, the last trading day of the year. This valuation does not reflect any diminution in value due to the restrictions applicable to such awards.
(4)	All awards of stock to Mr. Kosloske and Mr. Hershberger either vested or were forfeited prior to December 31, 2013.

Director Compensation

During 2013, directors received Board and committee meeting attendance fees ranging from $1,000 to $2,000 per meeting based upon the type of meeting and the rate applicable when the meeting was held. In 2013, HII’s directors who served as the chair of a committee received a cash retainer of $20,000 for the Audit Committee, $10,000 for the Compensation Committee and $5,000 for the Nominating and Corporate Governance Committee. The Compensation Committee also awarded each outside director serving as of March 8, 2013, stock appreciation rights over 30,000 shares at a price of $13.97, of which 33% vested on August 6, 2013, and another 33% vests on each of May 1, 2014 and 2015. Mr. Gabos, who became a director on August 7, 2013 was awarded on August 23, 2013, 20,000 stock appreciation rights at a price of $11.73, of which 50% vest on each of May 1, 2014 and 2015. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites. All directors are reimbursed for their out-of-pocket expenses for meeting attendance. The following table sets forth total compensation to persons not employed by the Company who served as a director of HII at any time during 2013.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Paul E. Avery(3)	36,000	160,797	196,797
Anthony J. Barkett(4)	18,250	160,797	179,047
Jeffrey Eisenberg(5)	—	—	—
Paul G. Gabos(6)	15,250	94,316	109,566
Liana O’Drobinak(7)	46,500	160,797	207,297
Adelaide A. Sink(7)	12,500	160,797	173,297
A. Gordon Tunstall(7)	32,000	160,797	192,797

(1)	Mr. Kosloske’s compensation is reflected under the Summary Compensation Table because he is a Named Executive Officer. The compensation of Mr. Raeckers, who served as a director for part of year, is not reflected because he is an executive officer of the Company and did not receive additional compensation for service as a director.
(2)	Option Awards amounts include the aggregate grant date fair value pursuant to ASC 718 for stock appreciation rights granted in 2013.
(3)	Mr. Avery received an award of 30,000 SARs on March 8, 2013, 10,000 of which were exercisable as of December 31, 2013.
(4)	Mr. Barkett received an award of 30,000 SARs on March 8, 2013, 10,000 of which were exercisable as of December 31, 2013.
(5)	Mr. Eisenberg was appointed to the board in November 2013. He had no SAR or restricted stock awards as of December 31, 2013.
(6)	Mr. Gabos received an award of 20,000 SARs on May 1, 2013, none of which were exercisable as of December 31, 2013.
(7)	Ms. O’Drobinak, Ms. Sink and Mr. Tunstall resigned from the Board on various dates during 2013 for reasons other than disagreement relating to our policies, practices and procedures. Each received an award of 30,000 SARs on March 8, 2013 and forfeited non-vested SARs upon his or her resignation.

For 2014, each director, other than Mr. Kosloske, who serves as the chair of a committee or the Board will receive an additional cash retainer of $20,000 for the Audit Committee, $10,000 for the Compensation Committee and $5,000 for the Nominating and Corporate Governance Committee. All of our directors will receive $2,000 per Board meeting attended and $1,500 per committee meeting attended and $1,000 per teleconference meeting attended.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation,” the following is a description of each transaction that occurred during the years ended December 31, 2013 and 2012 or currently proposed, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Amended and Restated Limited Liability Company Agreement of Health Plan Intermediaries Holdings, LLC

We operate our business through Health Plan Intermediaries Holdings, LLC (“HPIH”) and its consolidated subsidiaries. The operations of HPIH, and the rights and obligations of its members, are governed by the amended and restated limited liability company agreement of HPIH, to which HII became a party February 13, 2013 in connection with the IPO. We serve as the sole managing member of HPIH. As such, we control its business and affairs and are responsible for the management of its business.

The amended and restated limited liability company agreement of HPIH establishes two classes of equity: Series A Membership Interests and Series B Membership Interests. Series A Membership Interests may be issued only to us as the sole managing member of HPIH. Series B Membership Interests may be issued only to persons or entities we permit, which are currently HPI and its subsidiary, HPIS, which are beneficially owned by Mr. Kosloske. During the year ended December 31, 2013, HPIH paid cash distributions of $2.2 million to HPI and HPIS related to estimated 2012 and 2013 federal and state income taxes pursuant to the amended and restated limited liability company agreement of HPIH, including $944,000 which was paid prior to our IPO. As of December 31, 2013, an accrued distribution of $916,000 was recorded related to remaining distributions due to HPI and HPIS.

Exchange Agreement

On February 13, 2013 in connection with our IPO, we entered into an exchange agreement with the existing and certain future holders of Series B Membership Interests of HPIH, which are currently HPI and HPIS. Pursuant to and subject to the terms of the exchange agreement and the amended and restated limited liability company agreement of HPIH, holders of Series B Membership Interests, at any time and from time to time, may exchange one or more Series B Membership Interests, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

Tax Receivable Agreement

On February 13, 2013 in connection with our IPO, we entered into a tax receivable agreement with the existing and certain future holders of Series B Membership Interests of HPIH, which are currently HPI and HPIS. The agreement requires us to pay to such holders 85% of the cash savings, if any, in U.S. federal, state and local income tax we realize (or are deemed to realize in the case of an early termination payment, a change in control or a material breach by us of our obligations under the tax receivable agreement) as a result of any future increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement itself. This is the obligation of HII and not an obligation of HPIH. We will benefit from the remaining 15% of any realized cash savings. As of December 31, 2013, we have made no such payments under the tax receivable agreement. As of December 31,

2013, we would be obligated to pay Mr. Kosloske $423,000 if our taxes payable on our subsequent annual tax return filings are shown to be reduced as result of an increase in our tax basis due to the issuance of 100,000 shares of Class A common stock subsequent to the IPO under the IPO underwriters’ overallotment option.

Registration Rights Agreement

On February 13, 2013 in connection with our IPO, we entered into a registration rights agreement with HPI and HPIS to register for sale under the Securities Act of 1933 shares of our Class A common stock to be delivered in exchange for Series B Membership Interests in certain circumstances. This agreement will provide these two entities (and their affiliates) with the right to require us to register shares of our Class A common stock held by such entities or their affiliates. On February 14, 2014, a registration statement on Form S-3 became effective under which we registered 8,566,667 shares of our Class A common stock for resale from time to time by the selling stockholders, of which all such shares are issuable upon the exchange of an equivalent number of Series B Membership Interests in HPIH (together with an equal number of shares of our Class B common stock). As of April 16, 2014, no shares of Class A common stock have been resold pursuant to this registration statement

Other Relationships

Reimbursement of Company Expenses Paid by Mr. Kosloske

During the year ended December 31, 2012 we paid Mr. Kosloske approximately $126,000 for expenses paid by Mr. Kosloske on behalf of the Company. This amount represented commissions payable to Lori Kosloske, the wife of Mr. Kosloske, of approximately $93,000 and general business expenses of approximately $33,000.

Employment Arrangement

Lori Kosloske is employed by us. During 2013, Mrs. Kosloske received total cash compensation of $195,554.

Consulting Arrangement

In February 2012, we entered into a relationship with Tunstall Consulting Inc. (“TCI”) for consulting services in connection with the IPO. A. Gordon Tunstall, one of our former directors, is the founder and president of TCI. During the year ended December 31, 2012, we paid $407,000 to TCI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. The Company is not aware that, during 2013, any of its directors, executive officers or 10% stockholders failed to timely file any reports required to be filed by Section 16(a) of the Exchange Act, except that (a) HPI and HPIS each filed one Form 3 on March 12, 2013 related to our IPO on February 7, 2013; (b) Anthony Barkett, Michael Kosloske, Gary Raeckers and Gordon Tunstall each filed one Form 4 on March 13, 2013 related to a transaction occurring on March 8, 2013; (c) Bryan Krul and Paul Avery each filed (i) one Form 4 on March 13, 2013 related to a transaction occurring on March 8, 2013 and (ii) one Form 3/A on April 10, 2013 amending a Form 3 filed February 8, 2013; (d) Adelaide Sink filed one Form 4 on March 14, 2013 related to a transaction occurring on March 8, 2013; (e) Scott Lingle filed one Form 4 on March 25, 2013 related to a transaction occurring on March 8, 2013; (f) Joan Rodgers filed one Form 3 and one Form 4 on April 10, 2013 related to our IPO on February 7, 2013 and a transaction occurring on March 8, 2013, respectively; (g) Liana O’Drobinak filed one Form 3/A on April 10, 2013 amending a Form 3 filed February 8, 2013; and (h) Michael Hershberger filed a Form 4 on September 24, 2013, related to a transaction occurring on August 13, 2013. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.

NOTICE OF STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to include a proposal in our proxy statement and proxy card relating to the 2015 annual meeting should deliver a written copy of their proposal to our principal executive offices no later than December 24, 2014. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after May 21, 2015 (which is the anniversary of this year’s annual meeting), we must receive notice of the stockholder proposal within a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals should be sent to our principal executive offices at 15438 North Florida Avenue, Suite 201, Tampa, Florida, 33613, Attention: James P. Dietz, Corporate Secretary.

In addition, stockholder proposals and director nominations intended to be presented at our 2015 annual meeting must be received by the Secretary of the Company no later than January 21, 2015 or earlier than November 22, 2014, in order to be considered timely under our Bylaws. Any proposal or nomination must comply with additional requirements contained in our Bylaws in order to be proper. If the date of next year’s annual meeting is moved more than 30 days before or 60 days after May 21, 2015 (which is the anniversary of this year’s annual meeting), we must receive notice of the stockholder proposal or director nomination by the later of 120 days before the meeting date and 10 days after public announcement of the meeting date.

Proxies may be voted in our discretion at the Annual Meeting on any business properly brought before the meeting or any adjournment or postponement thereof as we did not receive notice of any such business prior to mailing this proxy statement and proxy card. For the 2015 annual meeting of stockholders, proxies we solicit may be voted in our discretion on any business properly brought before the meeting or any adjournment or postponement thereof if we do not receive notice of such business in conformity with our Bylaws.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON MAY 21, 2014

The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2013 Annual Report are available at the 2014 Annual Meeting tab in the Investor Relations section of our website at www.hiiquote.com.

For directions to attend the Annual Meeting and vote in person, please contact Lisa Clemans at (877) 376-5831.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

By Order of the Board of Directors

Michael W. Kosloske

Chairman, President and Chief Executive Officer

Dated: April 23, 2014

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HEALTH INSURANCE INNOVATIONS, INC.

Proxy for Annual Meeting of Stockholders on May 21, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael W. Kosloske and James P. Dietz, and each of them, with full power of substitution and power to act alone, as proxies to represent and vote all the shares of common stock of Health Insurance Innovations, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present and acting at the annual meeting of stockholders of the Company, to be held on May 21, 2014 at 725 South Harbour Island Boulevard, Tampa, Florida 33602 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxies will vote for election of a substitute nominee proposed by the Company’s Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR ALL nominees in the sole proposal. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side.)

¢		14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

HEALTH INSURANCE INNOVATIONS, INC.

May 21, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.hiiquote.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20500000000000000000 3	052114

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors				2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders.
NOMINEES:
☐	FOR ALL NOMINEES	O Paul E. Avery
		O Anthony J. Barkett		YOUR VOTE IS IMPORTANT!
☐	WITHHOLD AUTHORITY	O Jeffrey Eisenberg
	FOR ALL NOMINEES	O Paul G. Gabos		PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
O Michael W. Kosloske
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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